UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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THE ESTÉE LAUDER COMPANIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Estée Lauder Companies Inc.
767 Fifth Avenue
New York, NY 10153

September 28, 2011

Supplement to Proxy Statement, dated September 23, 2011

On September 23, 2011, we filed with the U.S. Securities and Exchange Commission a proxy statement (the “Proxy Statement”) for the Annual Meeting of Stockholders of The Estée Lauder Companies Inc. to be held on November 11, 2011.  Please note the following additional information and corrections:

•                  Wei Sun Christianson is also Co-Chief Executive Officer of Asia Pacific at Morgan Stanley.  Accordingly, the first two sentences related to her on page 5 of the Proxy Statement should read as follows:  Wei Sun Christianson is a Managing Director and Co-Chief Executive Officer of Asia Pacific and Chief Executive Officer of China at Morgan Stanley based in Beijing.  In addition to her regional role, Ms. Christianson is responsible for all aspects of Morgan Stanley’s operations in China and is a member of Morgan Stanley’s Management Committee.  Reference to her regional role will also be included among her qualifications on page 25 of the Proxy Statement.

•                  The reference to “Merchandise and product development expertise” for Ms. Christianson on page 25 of the Proxy Statement should appear instead in the list of director qualifications for Rose Marie Bravo.

The electronic versions of the Proxy Statement available at www.elcompanies.com, and at voting sites, including www.proxyvoting.com/el, have been updated to reflect the changes described in this Supplement.